Exhibit 99.1

NEWS RELEASE

March 23, 2005

Torrance, California

Summa Reports 2nd Quarter Earnings

Summa Industries (Nasdaq NM:SUMX) reports net income of $276,000, or $.07 per share, on sales of $29,197,000 for the three months ended February 28, 2005, versus net income of $453,000, or $.06 per share, on sales of $26,545,000 for the three months ended February 29, 2004.

	Three months ended
	Feb 28, 2005	Feb 29, 2004
Sales	$29,197,000	$26,545,000
Net income	$276,000	$453,000
Diluted earnings per share	$.07	$.06

Earnings have been substantially impacted by costs directly related to two major relocation initiatives; the consolidation of three plants to a new facility in Reading, PA, which was substantially completed during the second quarter, and an ongoing relocation from Bensenville, IL to Pharr, TX.  The Pharr relocation is expected to be completed in the fourth quarter of fiscal 2005.  The relocation costs are expected to continue through the third quarter and decline sharply thereafter.  For comparison, it is noted that earnings in the second quarter of fiscal 2004 were adversely impacted by a non-recurring charge to interest expense of $266,000 for term loan breakup fees and the write-off of unamortized bank fees in connection with a change in banks.  The effects of the relocation expenses and financing expenses and the pro forma earnings, calculated as though the relocation expenses and financing expenses had not been incurred, are as follows:

	Three months ended		Six months ended
	Feb 28, 2005	Feb 29, 2004	Feb 28, 2005	Feb 29, 2004
Operating income	$891,000	$1,251,000	$2,218,000	$2,802,000
Relocation expense	$497,000	$77,000	$896,000	$129,000
Pro forma operating income	$1,388,000	$1,328,000	$3,114,000	$2,931,000

Net income	$276,000	$453,000	$886,000	$1,283,000
Tax-effected financing expenses	—	$170,000	—	$170,000
Tax-effected relocation expense	$318,000	$49,000	$573,000	$83,000
Pro forma net income	$594,000	$672,000	$1,459,000	$1,536,000

Diluted EPS	$0.07	$0.06	$0.22	$0.21
Pro forma diluted EPS	$0.15	$0.11	$0.36	$0.27

Note that “pro forma” has no defined meaning under Generally Accepted Accounting Principles.  The information presented above is for the purpose of drawing attention to two critical components of current performance.  By providing this information, the Company does not assume the responsibility to provide such supplemental information in future releases of earnings. There are other components of current performance which are not highlighted in the above presentation.  Investors are urged to read the Management’s Discussion and Analysis section of the Company’s Quarterly Report on Form 10-Q for the period ended February 28, 2005, which is expected to be filed by April 15, 2005.

A conference call to discuss the results will be held at 9:00 a.m., Pacific Time, Wednesday, March 23, 2005.  The call-in number is (800) 776-0816 and the international call-in number is (913) 981-5505.  The conference call will also be simulcast and archived by www.vcall.com.

Statements in this news release which relate to future plans, financial results,  projections, events or performance, including without limitation expectations and beliefs regarding future events, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and fall under the safe harbor.  These forward-looking statements include, but are not limited to, statements regarding the Company’s expectations regarding the timing of completion of the ongoing Pharr relocation, and expectations that aggregate relocation costs will diminish steadily throughout the remainder of the fiscal year.  Actual results may differ materially from those anticipated because of a number of factors, including, but not limited to, delays and/or cost overruns in the ongoing Pharr relocation, implementation of additional relocation projects not currently in process, and other risks and uncertainties described in detail under “Risk Factors” in Summa’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004.

Summa Industries manufactures proprietary engineered plastic products for a broad spectrum of industrial and commercial markets.  The Company has manufacturing facilities across North America.  Products, many of which are unique or patented, are shipped to customers worldwide.

For further information, contact Jim Swartwout, (310) 792-7024; Fax (310) 792-7079; www.summaindustries.com; or ir@summaindustries.com.

Summa Industries

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	February 29, 2004	August 31, 2004	February 28, 2005
ASSETS

Current assets:
Cash and cash equivalents	$147,000	$1,248,000	$930,000
Accounts receivable	17,669,000	18,227,000	19,251,000
Inventories	13,828,000	14,749,000	15,213,000
Prepaid expenses and other	3,108,000	3,782,000	4,188,000

Total current assets	34,752,000	38,006,000	39,582,000
Property, plant and equipment, net	27,967,000	31,053,000	32,845,000
Goodwill and other assets, net	11,896,000	11,058,000	10,969,000

Total assets	$74,615,000	$80,117,000	$83,396,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,871,000	$9,088,000	$8,793,000
Accrued liabilities	4,211,000	7,429,000	5,450,000
Current maturities of long-term debt	2,110,000	2,195,000	4,955,000

Total current liabilities	12,192,000	18,712,000	19,198,000
Long-term debt, net of current maturities	21,818,000	28,663,000	30,603,000
Other long-term liabilities	2,585,000	2,508,000	2,492,000
Manditorily redeemable convertible preferred stock	6,472,000	—	—
Minority interest in subsidiary	205,000	205,000	172,000
Total stockholders’ equity	31,343,000	30,029,000	30,931,000

Total	$74,615,000	$80,117,000	$83,396,000

Summa Industries

CONDENSED CONSOLIDATED INCOME STATEMENTS

(unaudited)

	Three months ended		Six months ended
	February 29 2004	February 28 2005	February 29 2004	February 28 2005
Net sales	$26,545,000	$29,197,000	$52,471,000	$57,435,000
Cost of sales	20,256,000	23,410,000	39,811,000	45,203,000

Gross profit	6,289,000	5,787,000	12,660,000	12,232,000
Selling, general, administrative and other expenses	5,038,000	4,896,000	9,858,000	10,014,000

Operating income	1,251,000	891,000	2,802,000	2,218,000
Interest expense	584,000	471,000	889,000	838,000

Income before income taxes	667,000	420,000	1,913,000	1,380,000
Provision for income taxes	214,000	144,000	630,000	494,000

Net income	$453,000	$276,000	$1,283,000	$886,000

Preferred stock accretion	$185,000	—	$369,000	—

Net income available to common stockholders	$268,000	$276,000	$914,000	$886,000

Earnings per common share
Basic	$.06	$.07	$.21	$.22
Diluted	$.06	$.07	$.21	$.22

Weighted average common shares outstanding:
Basic	4,370,000	4,002,000	4,328,000	3,993,000
Diluted	4,456,000	4,079,000	4,403,000	4,071,000